SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1137529
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

1040 East Main Street
Louisville, Kentucky 40206
(Address of Principal Executive Offices, including Zip Code)

S.Y. BANCORP, INC. 2005 STOCK INCENTIVE PLAN
(Full title of the plan)

Nancy B. Davis, Executive Vice President
and Chief Financial Officer
S.Y. Bancorp, Inc.
1040 East Main Street
Louisville, Kentucky 40206
(Name and address of agent for service)

(502) 625-9176
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, no par value(2) ...........	700,000 shares	$23.68	$16,576,000	$1,951.00
Preferred Share Purchase Rights(3).......	None	None	None	None

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) (1), based upon the closing price of the Common Stock on the Nasdaq Stock Market on October 3, 2005.
(2)

Pursuant to Rule 416(a), this registration statement is deemed to register an indeterminate number of additional shares necessary to cover antidilution adjustments under the provisions of the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan.

(3)

Any value attributable to the Preferred Share Purchase Rights is reflected in the value of the Common Stock. Because no separate consideration is paid for the Preferred Share Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents, which have been filed by S.Y. Bancorp, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference and made a part hereof:

1. The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2004, except exhibit 32.

2. The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2005, except exhibit 32.

3. The Registrant's current reports on Form 8-K filed on April 22, May 2 and July 21, 2005.

4. The Registrant's registration statement on Form 8-A filed July 22, 2005.

5. The Registrant's registration statement on Form 8-A filed April 23, 2003.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities offered hereby has been passed upon for the Registrant by Stites & Harbison, PLLC, Louisville, Kentucky.

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Item 6. Indemnification of Directors and Officers.

          Section 271B.8-510 of the Kentucky Revised Statutes empowers a Kentucky corporation to indemnify an individual (including his estate or personal representative) who was, is or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director under KRS 271B.8-510 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Pursuant to KRS 271B.8-530, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director affirms to the corporation in writing his good faith belief that he has met the standard of conduct required for indemnification; (ii) the director undertakes the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (iii) the corporation determines that the facts then known to those making the determination would not preclude indemnification.

          Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, a Kentucky corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors.

          The indemnification provided by or granted pursuant to Section 271B.8-510 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. Section 271B.8-570 empowers a Kentucky corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents of the corporation, whether or not the corporation would have the power under Sections 271B.8-510 or 271B.8-520 to indemnify them against such liability. The Registrant has purchased and maintains directors' and officers' liability insurance which insures the directors and officers against certain liabilities, including liabilities under the Securities Act of 1933. The Registrant has also entered into an agreement with each of its directors which requires the corporation to indemnify the director to the extent permitted by Kentucky law.

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          The Amended Bylaws of the Registrant require the corporation to indemnify its directors upon a determination that indemnification is permissible under the circumstances. The Bylaws further permit the corporation to indemnify its officers to the same extent that it indemnifies directors and to such further extent, consistent with law, as may be provided by general or specific action of the Board of Directors, or contract.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Exhibits

4.1

Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.2

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.3

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.4

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.4 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.5

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2003)

4.6	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.7

Rights Agreement dated as of April 23, 2003, between S. Y. Bancorp, Inc. and Wachovia Bank, National Association, as rights agent (incorporated herein by reference to Exhibit 1 filed with the Registrant's registration statement on Form 8-A (file no. 0-17262) filed on April 23, 2003)

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5.1	Opinion and consent of Stites & Harbison, PLLC

23.1	Consent of Stites & Harbison, PLLC (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of attorney (reference is made to page II-6 of this registration statement)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

           (b)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (c)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2)          That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)          That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 4th day of October, 2005.

S.Y. BANCORP, INC.

By: /s/ David P. Heintzman
David P. Heintzman
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David P. Heintzman and Nancy B. Davis, or either one of them, to execute in the name of each such person and to file, any amendments to this Registration Statement as the registrant deems appropriate, and appoints each such agent as attorney-in-fact to sign in his or her behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement.

Signature	Title	Date

/s/ David P. Heintzman David P. Heintzman	Chairman, President, Chief Executive Officer and Director (principal executive officer)	October 4, 2005

/s/ Nancy B. Davis Nancy B. Davis	Executive Vice President, Secretary, Treasurer and Chief Financial Officer (principal financial and accounting officer)	October 4, 2005

/s/ David H. Brooks David H. Brooks	Director	October 4, 2005

/s/ James E. Carrico James E. Carrico	Director	October 4, 2005

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Signature	Title	Date

/s/ Charles R. Edinger, III Charles R. Edinger, III	Director	October 4, 2005

Stanley A. Gall, M.D.	Director

/s/ Carl G. Herde Carl G. Herde	Director	October 4, 2005

/s/ Bruce P. Madison Bruce P. Madison	Director	October 4, 2005

Nicholas X. Simon	Director

/s/ Norman Tasman Norman Tasman	Director	October 4, 2005

/s/ Robert L. Taylor Robert L. Taylor	Director	October 4, 2005

/s/ Kathy C. Thompson Kathy C. Thompson	Senior Executive Vice President and Director	October 4, 2005

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1

Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.2

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.3

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.4

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.4 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.5

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2003)

4.6	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.7

Rights Agreement dated as of April 23, 2003, between S. Y. Bancorp, Inc. and Wachovia Bank, National Association, as rights agent (incorporated herein by reference to Exhibit 1 filed with the Registrant's registration statement on Form 8-A (file no. 0-17262) filed on April 23, 2003)

5.1	Opinion and consent of Stites & Harbison, PLLC

23.1	Consent of Stites & Harbison, PLLC (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of attorney (reference is made to page II-6 of this registration statement)

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